Exhibit 10.1

Amended and Restated
Cal-Maine Foods, Inc. 2012
Omnibus Long-Term Incentive Plan

Amended and Restated
Cal-Maine Foods, Inc. 2012
Omnibus Long-Term Incentive Plan

ARTICLE 1. INTRODUCTION.

The purposes of the Cal-Maine Foods, Inc. 2012 Omnibus Long-Term Incentive Plan (the “2012 Plan”) are to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. Under the 2012 Plan, the Company is authorized to issue equity-based awards in the form of Options (that could constitute ISOs or NSOs), SARs, Restricted Shares or Stock Units.

The 2012 Plan was originally established effective as of October 5, 2012 with an initial term of ten (10) years. The 2012 Plan was subsequently amended on December 28, 2018. The 2012 Plan is hereby amended and restated effective as of the “Amendment Effective Date” as the Amended and Restated Cal-Maine Foods, Inc. 2012 Omnibus Long-Term Incentive Plan (the “Plan”).

ARTICLE 2. DEFINITIONS.

2.1    "Affiliate" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

2.2    “Amendment Effective Date” shall mean October 2, 2020, subject to approval of the Plan at the annual meeting of the stockholders of the Company held on such date.

2.3    "Award" means an award of Options, SARs, Restricted Shares or Stock Units.

2.4    “Board" means the Company's Board of Directors, as constituted from time to time.

2.5    "Cause" means:

(a)    An unauthorized use or disclosure by the Participant of the Company's confidential information or trade secrets, which use or disclosure causes material harm to the Company;

(b)    A material breach by the Participant of any agreement between the Participant and the Company;

(c)    A material failure by the Participant to comply with the Company's written policies or rules;

(d)    The Participant's conviction of, or plea of "guilty" or "no contest" to, a felony under the laws of the United States or any State thereof;

(e)    The Participant's gross negligence or willful misconduct in connection with his or her performance of services for the Company or an Affiliate;

(f)    A continuing failure by the Participant to perform assigned duties after receiving written notification of such failure from the Board; or

(g)    A failure by the Participant to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested the Participant's cooperation.

2.6    "Change in Control" means:

(a)    The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b)    The sale, transfer or other disposition of all or substantially all of the Company's assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction is held in the aggregate by the holders of common stock immediately prior to such transaction;

(c)    A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:

(i)    Had been directors of the Company on the date 24 months prior to the date of such change in the composition of the Board (the "Original Directors"), (in the event Section 409A is applicable, “12 months” will be substituted for “24 months”); or

(ii)    Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this Paragraph (ii); or

(d)    Any transaction as a result of which any person becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Subsection (d), the term "person" shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.
A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. Notwithstanding Section 2.6(d) above, any transfer of securities of the Company to Fred R. Adams, Jr. the Estate of Fred R. Adams, Jr., the Immediate Family Members of Fred Adams, Jr. and any Permitted Transferee shall not constitute a Change in Control. “Immediate Family Members” is defined as the spouse of Fred R. Adams, Jr., his natural children, his sons-in-law and his grandchildren, including the estates of all of such persons. For purposes of the foregoing, the estate of a person shall include only such person’s estate, and a person who receives a distribution from such estate shall not be an Immediate Family Member unless such person is otherwise included in the foregoing definition of Immediate Family Member.
As used herein “Permitted Transferee” includes:
(i)    an Immediate Family Member;
(ii)    a trust held for the sole or primary benefit of one or more Immediate Family Members or Permitted Transferees, including any trustee in such trustee’s capacity as such, provided that if a trust is not for the sole benefit of one or more Immediate Family Members or Permitted Transferees, an Immediate Family Member or Permitted Transferee must retain sole dispositive and exclusive power to direct the voting of the shares of Class A Common Stock held by such trust;
(iii)    a corporation, limited liability company or partnership, including but not limited to, a family limited partnership or similar limited liability company or corporation, or a single member limited liability company, provided that all of the equity interest in such entity is owned, directly or indirectly, by one or more Immediate Family Members or Permitted Transferees and an Immediate Family Member or Permitted Transferee retains sole dispositive and exclusive power to direct the voting of the shares of Class A Common Stock held by such entity;
(iv)    an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which an Immediate Family Member or Permitted Transferee is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code, provided that in each case an Immediate Family Member or Permitted Transferee retains sole dispositive and exclusive power to direct the voting of the shares of Class A Common Stock held by such account, plan or trust; or
(v)    any guardianship, conservatorship or custodianship for the benefit of an Immediate Family Member who has been adjudged disabled, incapacitated, incompetent or otherwise unable to manage his or her own affairs by a court of competent jurisdiction, including any guardian, conservator or custodian in such guardian’s, conservator’s or custodian’s capacity as such.
2.7    "Code" means the Internal Revenue Code of 1986, as amended.

2.8    "Committee" means the Long-Term Incentive Plan Committee of the Board, as further described in Article 3.

2.9    "Common Share" means one share of the common stock of the Company.

2.10    "Company" means Cal-Maine Foods, Inc., a Delaware corporation.

2.11    "Consultant" means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor.

2.12    "Corporate Transaction" has the same meaning as set forth in Section 2.6 above (which defines "Change in Control"), except that the second sentence of the second paragraph of Section 2.6(d) shall not be given effect.

2.13    "Employee" means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

2.14    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.15    "Exercise Price" in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

2.16    "Fair Market Value" of a Common Share as of any particular date means:
(a)    if the Common Shares are traded on a stock exchange,

(i)    and if the Common Shares are traded on that date, the closing sale price of a Common Share on that date; or

(ii)    and if the Common Shares are not traded on that date, the closing sale price of a Common Share on the last trading date immediately preceding that date;

as reported on the principal securities exchange on which the Common Shares are traded; or

(b)    if the Common Shares are traded in the over-the-counter market,

(i)    and if the Common Shares are traded on that date, the average between the high bid and low asked price on that date; or

(ii)    and if the Common Shares are not traded on that date, the average between the high bid and low asked price on the last trading date immediately preceding that date;

as reported in such over-the-counter market; provided, however, that (x) if the Common Shares are not so traded, or (y) if, in the discretion of the Committee, another means of determining the fair market value of a Common Share at such date shall be necessary or advisable, the Committee may provide for another method or means for determining such fair market value, which method or means shall comply with the requirements of a reasonable valuation method as described under Section 409A.

2.17    "Involuntary Termination" means the termination of the Participant's Service by reason of:

(a)    The involuntary discharge of the Participant by the Company (or the Parent, Subsidiary or Affiliate employing him or her) for reasons other than Cause;

(b)    The voluntary resignation of the Participant following (i) a material adverse change in his or her authority or responsibilities with the Company (or the Parent, Subsidiary or Affiliate employing him or her), (ii) a material reduction in his or her base salary or (iii) receipt of notice that his or her principal workplace will be relocated by more than 30 miles as a result of which his or her commute increase by at least 30 miles; provided that (1) within 30 days of the initial existence of the condition or conditions under (i), (ii) or (iii) the Participant provides written notice to the Company of the existence of such condition or conditions, (2) the Company fails to remedy such condition or conditions within 30 days following the receipt of such written notice (the “Cure Period”), and the Participant terminates employment with the Company within a reasonable period of time, not to exceed 60 days, following the end of the Cure Period; or

(c)    Any other reason approved by the Committee.

2.18    "ISO" means an incentive stock option described in Section 422(b) of the Code.

2.19    "NSO" means a stock option not described in Sections 422 or 423 of the Code.

2.20    "Option" means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

2.21    "Optionee" means an individual or estate holding an Option or SAR.

2.22    "Outside Director" means a member of the Board who is not an Employee.

2.23    "Own," "Owned," "Owner," "Ownership." a person or entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities. For this purpose, an entity means a corporation, partnership, limited liability company or other entity.

2.24    "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

2.25    "Participant" means an individual or estate holding an Award.

    2.26    "Plan" means this Amended and Restated Cal-Maine Foods, Inc. 2012 Omnibus Long-Term Incentive Plan, as amended from time to time.

2.27    "Restricted Share" means a Common Share awarded under the Plan.

2.28    "Restricted Stock Agreement" means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

2.29    "SAR" means a stock appreciation right granted under the Plan.

2.30    "SAR Agreement" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

2.31    “Section 409A” shall mean Section 409A of the Code and all regulations and guidance promulgated thereunder as in effect from time to time.

2.32    "Service" means service as an Employee, Outside Director or Consultant.

2.33    "Stock Option Agreement" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

2.34    "Stock Unit" means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

2.35    "Stock Unit Agreement" means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.

2.36    "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

2.37    "Ten Percent Stockholder" means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary.

ARTICLE 3. ADMINISTRATION.

3.1    Committee Composition. The Long-Term Incentive Plan Committee of the Board shall administer the Plan. The Committee shall consist exclusively of two or more members of the Board, who shall be appointed by the Board. In addition, each member of the Committee shall meet the following requirements:

(a)    Any listing standards prescribed by the principal securities market on which the Company's equity securities are traded;

(b)    Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(c)    Any other requirements imposed by applicable law, regulations or rules.

3.2    Committee Responsibilities. The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) determine to what extent any performance goals have been attained, (d) interpret the Plan, (e) make all other decisions relating to the operation of the Plan and (f) carry out any other duties delegated to it by the Board under the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

3.3    Non-Officer Grants. The Board (or the Committee if the Board has delegated to it authority to further delegate its responsibilities) may delegate its authority to administer the Plan to an additional committee of the Board, composed of one or more directors of the Company, or to the extent permitted by applicable law one or more officers of the Company. The members of such additional committee need not satisfy the requirements of Section 3.1. Such committee or individual(s) may (a) administer the Plan with respect to Employees and Consultants who are not Outside Directors and are not considered officers of the Company under Section 16 of the Exchange Act, (b) grant Awards under the Plan to such Employees and Consultants and (c) subject to any limitations imposed under the terms of the authority delegated, determine all features and conditions of such Awards. Within the limitations of this Section 3.3, any reference in the Plan to the Committee shall, where the context requires, include any such individual(s) or additional committee to whom the Board has delegated the required authority under this Section 3.3.

ARTICLE 4. SHARES AVAILABLE FOR GRANTS.

4.1    Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares that may be issued under the Plan shall not exceed 2,000,000. Shares may be returned to the reserve pursuant to Section 4.2, but any such returns do not increase the aggregate number of shares that may be issued under the Plan. Of that number, as of August 7, 2020, 233,617 Common Shares remained available for grant and as of the Amended Effective Date, an additional 1,000,000 Common Shares were authorized with respect to grants under the Plan. On October 5, 2012, 500,000 shares were authorized for award by the shareholders. In 2014, a stock split adjusted the aggregate number of shares authorized to 1,000,000. The number of Common Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Common Shares that then remain available for issuance under the Plan. Provided further, that a maximum of 1,233,617 Common Shares which are the remaining Common Shares available for award under the Plan may be issued upon the exercise of ISOs. The limitations of this Section 4.1 and Section 4.2 shall be subject to adjustment pursuant to Article 12.

4.2    Shares Returned to Reserve. To the extent that Options, SARs or Stock Units are forfeited or expire for any other reason before being exercised or settled in full, the Common Shares subject to such Options, SARs or Stock Units shall again become available for issuance under the Plan. With respect to SARs, if the SAR is payable in Common Shares, all Common Shares to which the SARs relate are counted against the Plan limits, rather than the net number of Common Shares delivered upon exercise of the SAR. If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision, then such Common Shares shall again become available for subsequent issuance under the Plan. The following Common Shares may not again be made available for issuance as Awards under the Plan: (i) Common Shares delivered or withheld in payment of the exercise price of an Option, (ii) Common Shares delivered or withheld from payment of an Award to satisfy tax obligations with respect to the Award, and (iii) Common Shares repurchased on the open market with the proceeds of the exercise price of an Option. To the extent that an Award is settled in cash rather than Shares, the cash settlement shall not reduce the number of Shares available for issuance under the Plan.

4.3    Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Common Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Stock Units.

ARTICLE 5. ELIGIBILITY.

5.1    Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who is a Ten Percent Stockholder shall not be eligible for the grant of an ISO unless the additional requirements set forth in Section 422(c)(5) of the Code are satisfied.

5.2    Other Grants. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs.

ARTICLE 6. OPTIONS.

6.1    Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

6.2    Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option, which number shall adjust in accordance with Article 12. Options granted to an Optionee in a single fiscal year of the Company shall not cover more than 75,000 Common Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her Service commences may pertain to a maximum of 100,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 12.

6.3    Exercise Price. Each Stock Option Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant. Notwithstanding the above, a Ten Percent Stockholder will not be granted an ISO unless the Exercise Price of each Option is at least 110% of the Fair Market Value of a Common Share on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant. The preceding sentence shall not apply to Options granted pursuant to an assumption of, or substitution for, another option in a manner that would satisfy the requirements of Section 424(a) of the Code, whether or not such section is applicable.

6.4    Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become vested and/or exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed 10 years from the date of grant (5 years for an ISO for a Ten (10%) Percent Stockholder). A Stock Option Agreement may provide for accelerated vesting and exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's Service.

6.5    Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become vested and exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. However, in the case of an ISO, the acceleration of vesting and exercisability shall not occur without the Optionee's written consent. In addition, acceleration of vesting and exercisability may be required under Section 12.3.

6.6    Death of Optionee. After an Optionee's death, any vested and exercisable Options held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee's death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable Options held by the Optionee may be exercised by his or her estate.

6.7    Modification or Assumption of Options. Except for adjustments pursuant to Section 12.1 or actions permitted to be taken by the Committee under Section 12.3 in the event of a Change in Control, unless approved by the stockholders of the Company, (a) the Exercise Price for any outstanding Option or SAR granted under this Plan may not be decreased after the date of grant and (b) an outstanding Option or SAR that has been granted under this Plan may not, as of any date that such Option or SAR has a per share Exercise Price that is greater than the then current fair market value of a Common Share, be surrendered to the Company as consideration for the grant of a new Option or SAR with a lower Exercise Price, Restricted Shares, Stock Units, a cash payment or Common Shares. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, materially impair his or her rights or obligations under such Option.

6.8    Buyout Provisions. Upon approval of the Committee, the Company may repurchase a previously granted Option from a Participant by mutual agreement before such Option has been exercised by payment to the Participant of the amount per Common Share by which: (i) the fair market value of the Common Shares subject to the Option on the business day immediately preceding the date of purchase exceeds (ii) the Exercise Price; provided, however, that no such buyout shall be permitted if prohibited by Section 6.7.

6.9    Tax Considerations Related to Option Modifications. Notwithstanding anything to the contrary in Section 6.7 or 6.8, in no event shall a modification of an Option otherwise permitted or consented to under the terms of the Plan be given effect if such modification would cause the Option to become a stock right subject to Section 409A (where such Option had not previously been so subject) unless the parties explicitly acknowledge and consent to the modification as one having that effect.

6.10    ISO Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which ISOs are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company and Affiliates or Subsidiaries) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing ISOs, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with the rules will be treated as NSOs, notwithstanding any contrary provision of the applicable Option Agreement(s).

6.11    No Dividend Equivalent Rights. Participants holding Options shall not be entitled to any dividend equivalent rights for any period of time prior to exercise of the Option.

ARTICLE 7. PAYMENT FOR OPTION SHARES.

7.1    General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except that the Committee at its sole discretion may (a) accept payment of the Exercise Price in any other form(s) described in this Article 7 and (b) to prohibit the use of any method of consideration otherwise permitted under the Stock Option Agreement as long as such prohibition does not render the Optionee unable to exercise an otherwise exercisable Option. However, if the Optionee is an Outside Director or executive officer of the Company, he or she may pay the Exercise Price only with a form of consideration permitted under Section 13(k) of the Exchange Act.

7.2    Exercise/Sale. With the Committee's consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

7.3    Other Forms of Payment. With the Committee's consent, all or any part of the Exercise Price and any withholding taxes may be paid in any other form of consideration (including through delivery of a full-recourse promissory note) that is consistent with applicable laws, regulations and rules. With the Committee’s consent, other permitted forms of payment are as follows:

(a)Pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(b)If an option is an NSO, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that:

(i)    shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise;”

(ii)    shares are delivered to the Participant as a result of such exercise, and (iii) shares are withheld to satisfy tax withholding obligations; or

(iii)    in any form of legal consideration that may be acceptable to the Committee and specified in the applicable Option Agreement.

ARTICLE 8. STOCK APPRECIATION RIGHTS.

8.1    SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

8.2    Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains, which number shall adjust in accordance with Article 12. SARs granted to an Optionee in a single fiscal year shall in no event pertain to more than 75,000 Common Shares, except that SARs granted to a new Employee in the fiscal year of the Company in which his or her Service commences may pertain to a maximum of 100,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 12.

8.3    Exercise Price. Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to SARs granted pursuant to an assumption of, or substitution for, another SAR in a manner that would satisfy the requirements of Section 424(a) of the Code if such section were applicable.

8.4    Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become vested and exercisable. The SAR Agreement shall also specify the term of the SAR; provided that the term of a SAR shall in no event exceed ten (10) years from the date of the grant. A SAR Agreement may provide for accelerated vesting and exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's Service. A SAR granted under the Plan may provide that it will be vested and exercisable only in the event of a Change in Control.

8.5    Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become vested and exercisable as to all or part of the Common Shares subject to such SAR in the event that the Company is subject to a Change in Control or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of vesting and exercisability may be required under Section 12.3.

8.6    Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, not exceed the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. A SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.

8.7    Death of Optionee. After an Optionee's death, any vested and exercisable SARs held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee's death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable SARs held by the Optionee may be exercised by his or her estate.

8.8    Modification or Assumption of SARs. Except for adjustments pursuant to Section 12.1 or actions permitted to be taken by the Committee under Section 12.3 in the event of a Change in Control, unless approved by the stockholders of the Company, (a) the Exercise Price for any outstanding SAR granted under this Plan may not be decreased after the date of grant and (b) an outstanding SAR that has been granted under this Plan may not, as of any date that such SAR has a per share Exercise Price that is greater than the then current fair market value of a Common Share, be surrendered to the Company as consideration for the grant of a new Option or SAR with a lower Exercise Price, Restricted Shares, Stock Units, a cash payment or Common Shares. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, materially impair his or her rights or obligations under such SAR.

8.9    Tax Considerations Related to SAR Modifications. Notwithstanding anything to the contrary in Section 8.8, in no event shall a modification of a SAR otherwise permitted or consented to under the terms of the Plan be given effect if such modification would cause the SAR to become a stock right subject to Section 409A (where such SAR had not previously been so subject) unless the parties explicitly acknowledge and consent to the modification as one having that effect.

8.10    No Dividend Equivalent Rights. Participants holding SARs shall not be entitled to any dividend equivalent rights for any period of time prior to exercise of the SAR.

ARTICLE 9. RESTRICTED SHARES.

9.1    Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

9.2    Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, property, past services and future services, and such other methods of payment as are permitted under applicable law. If the Participant is an Outside Director or executive officer of the Company, he or she may pay for Restricted Shares with a promissory note only to the extent permitted by Section 13(k) of the Exchange Act. Within the limitations of the Plan and with prior stockholder approval, the Committee may accept the cancellation of outstanding options in return for the grant of Restricted Shares.

9.3    Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. Such conditions, at the Committee's discretion, may include one or more performance goals. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, disability, retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company or in the event that the Participant is subject to an Involuntary Termination after a Change in Control.

9.4    Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Stock Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest or (b) be invested in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. If the vesting of the Restricted Shares is based upon the attainment of performance goals, any and all cash and stock dividends paid with respect to such Restricted Shares shall be subject to the attainment of the performance goals applicable to the underlying Restricted Shares.

9.5    Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Shares as of the date of transfer of the Restricted Shares rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 10. STOCK UNITS.

10.1    Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.

10.2    Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

10.3    Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. Such conditions, at the Committee's discretion, may include one or more performance goals. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant's death, disability, retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that the Company is subject to a Change in Control or in the event that the Participant is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of vesting may be required under Section 12.3.

10.4    Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach. If the vesting of the Stock Units is based upon the attainment of performance goals, any and all dividend equivalent rights with respect to the Stock Rights shall be subject to the attainment of the performance goals applicable to the underlying Stock Rights.

10.5    Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units shall be settled in a lump sum. The distribution shall occur when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed. Payment under a Stock Unit Agreement shall be made at such time as is specified in the Stock Unit Agreement.

10.6    Death of Recipient. Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

10.7    Creditors' Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 11. OTHER AWARDS.

11.1    Awards under Other Plans. The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Share shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 4.

ARTICLE 12. PROTECTION AGAINST DILUTION.

12.1    Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares or a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, corresponding adjustments shall automatically be made in each of the following:

(a)    The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 4;

(b)    The limitations set forth in Sections 6.2 and 8.2;

(c)    The number of Common Shares covered by each outstanding Option, SAR or Restricted Share;

(d)    The Exercise Price under each outstanding Option and SAR and the repurchase price, if any, applicable to Restricted Shares; or

(e)    The number of Stock Units included in any prior Award that has not yet been settled. In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Article 12, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

12.2    Dissolution or Liquidation.     To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

12.3    Reorganizations. In the event that the Company is party to a Corporate Transaction, all outstanding Awards shall be subject to the definitive transaction agreement. Such agreement shall provide for one or more of the following:

(a)    The continuation of such outstanding Awards by the Company (if the Company is the surviving corporation).

(b)    The assumption of such outstanding Awards by the surviving corporation or its parent, provided that the assumption of Options or SARs shall comply with Section 409A of the Code, if applicable, and with Section 424(a) of the Code for any Options that are ISOs.

(c)    The substitution by the surviving corporation or its parent of new awards for such outstanding Awards, provided that the substitution of Options or SARs shall comply with Section 409A of the Code, if applicable, and with Section 424(a) of the Code for any Options that are ISOs.

(d)    The cancellation of such outstanding Options and SARs. The Optionees shall be able to exercise vested Options and SARs during a period of not less than five full business days preceding the closing date of the transaction, unless (i) a shorter period is required to permit a timely closing of such transaction and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Options and SARs. Any exercise of such Options and SARs during such period may be contingent on the closing of the transaction.

(e)    The cancellation of vested outstanding Options and SARs and a payment to the Optionees equal to the excess of (i) the Fair Market Value of the Common Shares subject to such Options and SARs as of the closing date of the transaction over (ii) their Exercise Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. If the Exercise Price of the Common Shares subject to such Options and SARs exceeds the Fair Market Value of such Common Shares, then such Options and SARs may be canceled without making a payment to the Optionees. For purposes of this Subsection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security. Notwithstanding the above, vested ISOs may be assumed by the surviving corporation or its parent instead of being canceled as long as Section 424(a) of the Code is met.

(f)    The cancellation of outstanding vested Stock Units and a payment to the Participants equal to the Fair Market Value of the Common Shares subject to such Stock Units as of the earliest of the closing date of the transaction or a date that is not later than the date that is two and one-half (2 ½) months after the end of the calendar year of vesting. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment shall be made in a lump sum. For purposes of this Subsection (f), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

ARTICLE 13. PAYMENT OF DIRECTOR'S FEES IN SECURITIES.

13.1    Effective Date. No provision of this Article 13 shall be effective unless and until the Board has determined to implement such provision.

13.2    Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Article 13 shall be filed with the Company on the prescribed form.

13.3    Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

ARTICLE 14. LIMITATION ON RIGHTS.

14.1    Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

14.2    Stockholders' Rights. Except as set forth in Section 9.4 or Section 10.4 above, a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

14.3    Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 15. TAXES.

15.1    General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

15.2    Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee shall require that the Participant satisfy such withholding obligations by remitting cash to the Company unless, in the Company’s discretion, the Company decides to withhold all or a portion of any Common Shares that otherwise would be issued to the Participant. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld. This Section 15.2 shall apply only to the minimum extent required by applicable tax laws.

15.3    Section 409A Matters. Unless otherwise expressly set forth in an Award agreement, it is intended that Awards granted under the Plan shall be exempt from Section 409A, and any ambiguity in the terms of Awards and of the Plan shall be interpreted consistently with this intent. To the extent the Committee determines that any Award granted under the Plan is subject to Section 409A, the agreement evidencing such Award will incorporate the terms and conditions required by Section 409A. To the extent applicable, the Plan and agreement will be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan, in the event that following the Amendment Effective Date the Committee determines that any Award may be subject to Section 409A, the Committee may adopt such amendments to the Plan and/or the applicable agreement or adopt policies and procedures or take any other action or actions, including an action or amendment with retroactive effect, that the Committee determines is necessary or appropriate to (i) exempt the Award from the application Section 409A or (ii) comply with the requirements of Section 409A. Notwithstanding anything to the contrary in this Plan (or any Award agreement), if the Common Shares are publicly traded, and if a Participant holding an Award that it determined to be “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A o) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation of service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred with be paid in a lump sum on the day after such six (6) month period elapses.

ARTICLE 16. LIMITATION ON PAYMENTS.

16.1    Scope of Limitation. This Article 16 shall apply to an Award only if:

(a)    The independent auditors selected for this purpose by the Committee (the "Auditors") determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under Section 4999 of the Code), will be greater after the application of this Article 16 than it was before the application of this Article 16; or

(b)    The Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Article 16 (regardless of the after-tax value of such Award to the Participant).

If this Article 16 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

16.2    Basic Rule. In the event that the Auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a "Payment") would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in Section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Article 16, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.

16.3    Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of Section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount. If none of the payments are subject to Section 409A, the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, or if any Payment is subject to Section 409A, the reduction will occur in the following order: (i) cancellation of acceleration of vesting of any equity Awards for which the exercise price (if any) exceeds the then-Fair Market Value of the underlying equity; (ii) reduction of cash payments (with such reduction being applied to the payments in the reverse order in which they would otherwise be made (that is, later payments will be reduced before earlier payments )); and (iii) cancellation of acceleration of vesting of equity Awards not covered under (i) above; provided, however, that in the event that acceleration of vesting of equity Awards is to be canceled, such acceleration of vesting will be canceled in the reverse order of the date of grant of such equity Awards (that is, later equity Awards will be canceled before earlier equity awards). If two or more equity Awards are granted on the same date, each Award will be reduced on a pro-rata basis. For purposes of this Article 16, present value shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 16 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

16.4    Overpayments and Underpayments. As a result of uncertainty in the application of Section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant that he or she shall repay to the Company, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount that is subject to taxation under Section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code.

16.5    Related Corporations. For purposes of this Article 16, the term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with Section 280G(d)(5) of the Code.

ARTICLE 17. FUTURE OF THE PLAN.

17.1    Term of the Plan. The Plan, as set forth herein, shall become effective on October 2, 2020. The Plan shall remain in effect until the earlier of (a) the date when the Plan is terminated under Section 17.2 or (b) October 2, 2032.

17.2    Amendment or Termination. Except as provided in Section 17.3, the Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

17.3    Stockholder Approval. No amendment to the Plan may:

(a)    without the approval of the stockholders, (i) increase, subject to adjustments permitted herein, the maximum number of Common Shares that may be issued through the Plan, (ii) materially increase the benefits accruing to Participants under the Plan, (iii) materially expand the classes of persons eligible to participate in the Plan, (iv) expand the types of Awards available for grant under the Plan, (v) materially extend the term of the Plan, (vi) materially change the method of determining the Exercise Price of Options or SARs, or (vii) amend Sections 6.7 or 8.8 to permit a reduction in the Exercise Price of Options or SARs; or

(b)    materially impair, without the consent of the recipient, an Award previously granted.

ARTICLE 18. MISCELLANEOUS.

18.1    Unfunded Plan/No Establishment of a Trust Fund. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Participant under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

18.2    Indemnification of the Committee. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further action on his or her part to indemnity from the Company for, all expenses (including attorney's fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such member in connection with or arising out of any action, suit or proceeding in which such member may be involved by reason of such member being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of incurring the expenses, including, without limitation, matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been negligent in the performance of such member's duty as a member of the Committee. However, this indemnity shall not include any expenses incurred by any member of the Committee in respect of matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been guilty of willful misconduct in the performance of his duty as a member of the Committee.  In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after institution of any action, suit or proceeding, such member shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense.  This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise.

18.3    Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

18.4    Headings.  Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.

18.5    Other Compensation Plans.  The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees, Directors or Consultants.

18.6    Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

18.7    Law Limitations/Governmental Approvals.  The granting of Awards and the issuance of Common Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. All grants and awards under the Plan are subject to the condition subsequent that an appropriate Agreement be signed by the parties.

18.8    Regulatory Approval and Listings. The Company shall use its best efforts to file with the Securities and Exchange Commission as soon as practicable following approval of the Plan by the stockholders of the Company as provided in Article I, and keep continuously effective, a Registration Statement on Form S-8 with respect to Common Shares subject to Awards.

18.9    Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Common Shares issued under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Common Shares under any applicable national or state law or ruling of any governmental body that the Company determines to be necessary or advisable.

18.10    Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority shall not have been obtained.

18.11    Investment Representations.  The Committee may require any person receiving Common Shares pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the Common Shares for investment and without any present intention to sell or distribute such Common Shares.

18.12    Arbitration of Disputes.  Any controversy arising out of or relating to the Plan or an Award Agreement shall be resolved by arbitration conducted in Jackson, Mississippi, pursuant to the arbitration rules of the American Arbitration Association.  The arbitration shall be final and binding on the parties.

18.13    No Fractional Shares.  No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, additional Awards, or other property shall be issued or paid in lieu of fractional Common Shares or whether such fractional Common Shares or any rights thereto shall be forfeited or otherwise eliminated.

18.14    Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause.

18.15    Transferability of Awards. Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an ISO, pursuant to a qualified domestic relations order and, except as provided above, during the life of the Participant, shall be exercisable only by the Participant.

18.16    Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

18.17    Governing Law. The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Mississippi, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Mississippi, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.